UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2025, Giri Devanur, the Chief Executive Officer (and principal executive officer) of reAlpha Tech Corp. (the “Company”), informed the board of directors of the Company (the “Board”) of his departure from the role of Chief Executive Officer of the Company, effective immediately. Effective June 3, 2025, the Board appointed Mr. Devanur, who currently serves as Chairman of the Board, as Executive Chairman of the Board, a new role at the Company.

Biographical information for Mr. Devanur can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 13, 2025 (as so amended, the “Form 10-K”) under the section entitled “Directors, Executive Officers and Corporate Governance,” which is incorporated in this Item 5.02 by reference.

In connection with Mr. Devanur’s appointment, the Company entered into a second amendment (the “Devanur Amendment”) to the Company’s employment agreement with Mr. Devanur dated April 11, 2023, as previously amended on February 1, 2024 (as so amended, the “Amended Employment Agreement of Mr. Devanur”) to reflect his position as Executive Chairman of the Board. The Amended Employment Agreement of Mr. Devanur is substantially the same as the original employment agreement, except that the Amended Employment Agreement of Mr. Devanur recognizes that Mr. Devanur will now act as Executive Chairman of the Board. In his role as Executive Chairman of the Board, Mr. Devanur will serve as a resource to the chief executive officer and senior management of the Company by, among other things, providing strategic guidance and assisting with key stakeholder relationships. Mr. Devanur will also continue to perform all of his duties as Chairman of the Board. The foregoing description of the Amended Employment Agreement of Mr. Devanur is qualified in its entirety by reference to the Devanur Amendment, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

On the same date, the Board appointed Michael J. Logozzo, the Company’s Chief Operating Officer and President, to serve as its Chief Executive Officer (and principal executive officer), effective immediately. While Mr. Logozzo will no longer serve as President of the Company, he will serve as the Company’s Interim Chief Operating Officer while the Company conducts its search for a permanent successor. The Company does not plan to hire or appoint a new President at this time. Biographical information for Mr. Logozzo can be found in the Company’s Form 10-K under the section entitled “Directors, Executive Officers and Corporate Governance,” which is incorporated in this Item 5.02 by reference.

In connection with Mr. Logozzo’s appointment, the Company entered into a second amendment (the “Logozzo Amendment”) to the Company’s employment agreement with Mr. Logozzo dated April 11, 2023, as previously amended on February 1, 2024 (as so amended, the “Amended Employment Agreement of Mr. Logozzo”) to reflect his position as Chief Executive Officer of the Company. The Amended Employment Agreement of Mr. Logozzo is substantially the same as the original employment agreement, except that the Amended Employment Agreement of Mr. Logozzo recognizes that Mr. Logozzo will now act as Chief Executive Officer of the Company. The foregoing description of the Amended Employment Agreement of Mr. Logozzo is qualified in its entirety by reference to the Logozzo Amendment to Employment, which is attached as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

There is no arrangement or understanding between Mr. Devanur and any other person pursuant to which he was selected as Executive Chairman of the Board. There is no arrangement or understanding between Mr. Logozzo and any other person pursuant to which he was selected as Chief Executive Officer (and principal executive officer). Neither Mr. Devanur nor Mr. Logozzo has any family relationships with any of our directors or executive officers, and neither Mr. Devanur nor Mr. Logozzo has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 4, 2025, the Company issued a press release announcing Mr. Devanur’s transition to Executive Chairman of the Board and Mr. Logozzo’s appointment as Chief Executive Officer of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Second Amendment to Employment Agreement of Giri Devanur, dated June 3, 2025.
10.2*	Second Amendment to Employment Agreement of Michael J. Logozzo, dated June 3, 2025.
99.1**	Press Release, dated June 4, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer and Interim Chief Operating Officer

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